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Exhibit 5.1
                             POULTON & YORDAN
                             ATTORNEYS AT LAW

                   136 EAST SOUTH TEMPLE, SUITE 1700-A
                        SALT LAKE CITY, UTAH 84111

Richard T. Ludlow                                 Telephone: (801) 355-1341
                                                        Fax: (801) 355-2990

                              October 31, 2000



Board of Directors
WorldNet Resource Group, Inc.
4052 Del Rey Ave., Suite 108
Marina Del Rey, California 90292

     Re: Opinion and Consent of Counsel with respect to Registration Statement on Form S-8 for WorldNet Resource Group, Inc.

Gentlemen:

     You have requested the opinion and consent of this law firm, as counsel, with respect to the proposed issuance and distribution of certain securities of the Company pursuant to the filing of a registration statement on Form S-8 with the Securities and Exchange Commission.

     The proposed offering relates to stock options to purchase up to 2,500,000 shares of common stock, $.001 par value (the "Common Stock"), to be offered to plan participants as outlined in The WorldNet Resource Group, Inc., 2000 Incentive Stock Option Plan. It is our opinion that the shares of Common Stock will, when issued in accordance with the terms and conditions set forth in the registration statement, be duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company in accordance with the corporation laws of the State of Utah.

     We consent to be named by the Company in the registration statement and prospectus included therein. We also consent to the Company filing this legality opinion as an exhibit to the registration statement.

                                   Very truly yours,

                                   POULTON & YORDAN


                                   /s/  Richard T. Ludlow
                                   -----------------------
                                        Richard T. Ludlow
                                        Attorney at Law

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